Exhibit 1.01

CNH Industrial N.V.

Conflict Minerals Report

For The Year Ended December 31, 2015

I.	Overview

This report has been prepared by CNH Industrial N.V. (herein referred to as “CNH Industrial,” or the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). References to internet websites herein are provided only as required by the Rule and information available through these websites is not incorporated by reference into this Form SD.

We are a leading global capital goods company engaged in the design, production, marketing, sale and financing of agricultural and construction equipment, trucks, commercial vehicles, buses and specialty vehicles for firefighting, defense and other uses, as well as engines, transmissions and axles for those vehicles and engines for marine and power generation applications. We have industrial and financial services companies located in 45 countries and a commercial presence in approximately 180 countries around the world.

Our principal products include agricultural and construction equipment, commercial vehicles and engines, transmissions and axles. Tin, tantalum, tungsten and gold (“3TG”) can be found in all of our products.

Our products are highly complex, typically containing thousands of parts from many direct suppliers. We have relationships with a vast network of suppliers throughout the world. Many of our suppliers are located outside the United States and include foreign entities that are not subject to the Rule. In addition, there are generally multiple tiers between the 3TG mines and our suppliers. Therefore, we must rely on our direct suppliers to work with their upstream suppliers to provide us with accurate information on the origin of the 3TG contained in components and materials purchased by us.

II.	Reasonable Country of Origin (“RCOI”)

Our RCOI comprised identification of relevant suppliers and a survey of suppliers.

Because of the scope and complexity of our supply chain, we developed a risk-based approach that focused on our major direct suppliers as well as direct suppliers that we believed were likely to provide us with components containing 3TG (collectively, the “Surveyed Suppliers”). Surveyed Suppliers represented approximately 80% of the purchases (by dollar value) that we made for goods from suppliers. For purposes of this report, the “Covered Countries” means the Democratic Republic of Congo (the “DRC”) and its adjoining countries.

We requested that all Surveyed Suppliers provide information to us regarding 3TG and smelters using the template developed by the Conflict-Free Sourcing Initiative (“CFSI”), known as the Conflict Minerals Reporting Template (the “Template”). The Template is a free, standardized reporting template that facilitates disclosure and communication of information regarding smelters and refiners that provide 3TG to a manufacturer’s supply chain. It includes questions regarding a direct supplier’s conflict-free policy and its due diligence process, and requests information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TG used by such smelters and refiners.

OECD Step 1. Establish Strong Company Management Systems

Conflict Minerals Policy

We have adopted a conflict minerals policy that is publicly available on our website at
http://www.cnhindustrial.com/en-US/governance/code/Pages/sustainability_guidelines.aspx.

Internal Team

We have established a management system to support supply chain due diligence related to goods that may contain 3TG. Our management system includes a cross-functional executive steering committee sponsored by senior legal and compliance staff, and a team of subject matter experts from functions such as purchasing, parts and service and internal audit. A working group, reporting to the Steering Committee, was formed to develop and implement a Conflict Minerals compliance program approved by the Steering Committee.

Control Systems

We do not have a direct relationship with 3TG smelters and refiners; therefore, we rely on suppliers to provide information on the origin of the 3TG contained in the components and materials supplied to us. We are a member of CFSI (CFSI Member Code: CNHI), an initiative of the Electronics Industry Citizenship Coalition and the Global e-Sustainability Initiative. CFSI serves as a resource for companies from a range of industries addressing conflict minerals issues in their supply chains. CFSI program initiatives include the Conflict-Free Smelter Program (“CFSP”), which identifies smelters and refiners that process materials from conflict-free sources, and the Template.

Supplier Engagement

We have engaged our direct suppliers through direct communication, including multiple communications regarding the Rule. We provided the Surveyed Suppliers with instructions for responding to the Template and access to a conflict minerals compliance e-mail address, monitored by a member of the Conflict Minerals working group, which Surveyed Suppliers could use to seek assistance in interpreting and completing the Template. Our standard purchase order terms and conditions and purchase agreements require our suppliers to provide us with supporting information and documentation evidencing due diligence of 3TG in their respective supply chains. In 2015, we adopted and made available to our suppliers, a Supplier Code of Conduct that requires, among other things, all suppliers to exercise due diligence, in accordance with the OECD Guidance, on its entire supply chain with respect to the sourcing of all 3TG to determine whether those metals are from the Covered Countries and, if so, to determine whether those metals directly or indirectly financed or benefited armed groups that are perpetrators of serious human rights abuses in the Covered Countries.

Grievance Mechanism

We have processes to listen to and act on concerns expressed by employees and others about possible improper or unethical business practices, violations of company policies (including our Code of Conduct, the Supplier Code of Conduct and Conflict Minerals Policy) or applicable laws. This grievance mechanism is described in our Conflict Minerals Policy.

OECD Step 2. Identify and Assess Risks in the Supply Chain

Our method for determining the country of origin of 3TG contained in our products was to conduct a supply-chain survey with Surveyed Suppliers using the Template. We rely on our suppliers to provide information on the origin of 3TG contained in the components and materials supplied to us. These suppliers are similarly reliant upon information provided by their suppliers. Smelters and refiners identified by a supplier in response to our supply-chain survey are compared against the CFSI list to identify and assist in assessing the risk that the 3TG used in our products may have originated in the Covered Countries.

III.	Due Diligence Design and Performance

Design of Due Diligence

Pursuant to the Rule, we performed due diligence on the source and country of origin of 3TG in our products, including the goods we purchase from suppliers. Our due diligence measures have been designed to conform with the due diligence framework presented in the Due Diligence Guidance for Responsible Supply Chains of Minerals From Conflict-Affected and High-Risk Areas of the Organisation for Economic Cooperation and Development (“OECD”) and its supplements on tin, tantalum, and tungsten and on gold (“OECD guidance”).

Due Diligence Performed

The due diligence measures we performed are presented below according to the five-step framework established by the OECD.

OECD Step 3. Design and Implement a Strategy to Respond to Identified Risks

•	The Steering Committee is periodically briefed about our due diligence efforts.

•	We have adopted a conflict minerals policy.

•	We have implemented a clause in our standard terms and conditions and purchase agreements requiring suppliers to respond to our information requests regarding the source of 3TG contained in goods that we purchase from such suppliers.

•	We offered training sessions to several suppliers that provided incomplete or inconsistent responses to our 2014 supply-chain survey requests.

OECD Step 4. Carry Out Independent Third Party Audit of Supply Chain Due Diligence At Identified Points In The Supply Chain

We support audits of 3TG smelters and refiners conducted by third parties through our participation in CFSI. CFSI developed the CFSP, which uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials.

OECD Step 5. Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence, is available in the Investors section on our website www.cnhindustrial.com and is filed with the SEC.

IV.	Due Diligence Results:

Survey Responses

We reviewed the Surveyed Supplier responses, including those not provided on the Template, to determine whether further engagement was necessary. When reviewing the Surveyed Supplier responses we focused on incomplete responses as well as inconsistencies within the data reported by those suppliers. We worked directly with such suppliers in an effort to secure revised responses.

The vast majority of the responses received provided data only with respect to the supplier’s overall 3TG sourcing, without specifying if the 3TG was used in the specific components supplied to us. Consequently, we cannot be certain that the smelters or refiners identified by the vast majority of our Surveyed Suppliers supplied 3TG to us rather than to other customers.

A minority of responses listed specific smelters or refiners. Such responses collectively identified 209 unique facilities as identified by the CFSP, of which 162 were certified conflict-free under the CSFP. We also identified 28 smelters or refiners that may be sourcing from the Covered Countries and may not have been from recycled or scrap resources. All 28 of these processing facilities have been validated as conflict-free through CFSP. Please see Attachment A for a list of smelters and refiners reported to us by the Surveyed Suppliers that listed specific smelters or refiners. The smelters or refiners listed in Attachment A may have processed the 3TG necessary for our products, but we do not have sufficient information to determine that is the case. While there have been improvements in the systems of transparency and control for the sourcing of necessary 3TG, these results are not unexpected, especially given our downstream position as a manufacturer of agricultural and construction equipment, commercial vehicles and engines.

Efforts to Determine Mine or Location of Origin

We requested our suppliers complete the Template, which includes questions regarding the locations of smelters and refiners or origin for the minerals. When a supplier cannot directly obtain information beyond smelter or refiner name, we consult the CFSP to determine the country of origin and whether the smelter or refiner has been validated as conflict free.

Expected Future Actions

Going forward, we intend to build on our efforts in 2015 and continue working with our suppliers to improve the quality of the information provided. We also intend to continue our collaboration through industry associations to improve 3TG supply chain transparency across industries.

Caution Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize or other assumptions underlying any of the forward-looking statements prove to be incorrect, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements. Actual results could differ materially from those anticipated in such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new developments or otherwise.

Attachment A

The processing facilities listed in the table below represent the smelters and refiners provided by the Surveyed Suppliers that provided a list of smelters or refiners. The smelters or refiners may have processed the 3TG necessary for our products, but we do not have sufficient information to determine with certainty that is the case. Additionally, we are unable to conclusively determine the country of origin information for our necessary 3TG, but based on the data gathered from CFSI, we believe that the sources may include the countries listed following the table.

Mineral	Smelter or Refiner Name	Smelter or Refiner Country
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asahi Refining Canada Limited	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	PAMP SA	SWITZERLAND
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Republic Metals Corporation	UNITED STATES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Telex Metals	UNITED STATES
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

*	Processing facility name and location as reported by the Conflict Free Smelter Initiative (CFSI)

Country of Origin for the Conflict Minerals processed by the facilities listed above may include:

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Côte D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia, Democratic Republic of Congo